Exhibit 99(d)

AEP TEXAS INC.
Notice of Guaranteed Delivery
Offers to Exchange

$400,000,000 aggregate principal amount of its 2.40% Senior Notes, Series C due 2022 and
$300,000,000 aggregate principal amount of its 3.80% Senior Notes, Series D due 2047, each of which have been registered under the Securities Act of 1933, as amended, for any and all of its outstanding
2.40% Senior Notes, Series A due 2022 and
3.80% Senior Notes, Series B due 2047, respectively
(such transactions, collectively, the “Exchange Offers”)

This form, or one substantially equivalent hereto, must be used to accept the Exchange Offers made by AEP Texas Inc. a Delaware corporation (the “Company”), pursuant to the Prospectus dated ____________, 2017 (the “Prospectus”), and the related Letter of Transmittal (the “Letter of Transmittal”), if the certificates for the Outstanding Notes are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach The Bank of New York Mellon Trust Company, N.A. (the “Exchange Agent”) prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offers. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent, as set forth below. Capitalized terms not defined herein have the meanings ascribed to them in the Letter of Transmittal.
The Exchange Agent for the Exchange Offers is:
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By Mail, Hand or Courier

The Bank of New York Mellon Trust Company, N.A.
c/o The Bank of New York Mellon Corporation
Corporate Trust Operations-Reorganization Unit
111 Sanders Creek Parkway
East Syracuse, NY 13057
Attn: Eric Herr
Tel: 315-414-3362
By Facsimile Transmission (eligible institutions only) (732) 667-9408 To Confirm by Telephone 315-414-3349 Email: CT_REORG_UNIT_INQUIRIES@BNYMELLON.COM

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Guarantor Institution” under the instructions thereto, such signature guarantee must appear in the applicable space in Box 8 provided on the Letter of Transmittal for guarantee of signatures.

Ladies and Gentlemen:
Upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Outstanding Notes indicated below, pursuant to the guaranteed delivery procedures described in “The Exchange Offers - Guaranteed Delivery Procedures” section of the Prospectus and Instruction 1 of the Letter of Transmittal.

Certificate Number(s) (if known) of Outstanding Notes or Account Number at Book-Entry Transfer Facility	Aggregate Principal Amount Represented by Outstanding Notes	Aggregate Principal Amount of Outstanding Notes Being Tendered

PLEASE COMPLETE AND SIGN

(Signature(s) of Record Holder(s))

(Please Type or Print Name(s) of Record Holder(s))

Dated:__________, 2017

Address:

(Zip Code)

(Daytime Area Code and Telephone No.)

Check this Box if the Outstanding Notes will be delivered by book-entry transfer to The Depository Trust Company.

Account Number:

THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

GUARANTEE OF DELIVERY
(Not to be used for signature guarantee)
The undersigned, a member of a recognized signature medallion program or an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby (a) represents that the above person(s) “own(s)” the Outstanding Notes tendered hereby within the meaning of Rule 14e-4(b)(2) under the Exchange Act, (b) represents that the tender of those Outstanding Notes complies with Rule 14e-4 under the Exchange Act and (c) guarantees to deliver to the Exchange Agent, at its address set forth in the Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, together with the certificates representing all tendered Outstanding Notes, in proper form for transfer, or a book-entry confirmation (a confirmation of a book-entry transfer of the Outstanding Notes (including an Agent’s Message) into the Exchange Agent’s account at The Depository Trust Company), or any other documents required by the Letter of Transmittal within three (3) New York Stock Exchange trading days after the Expiration Date.
Name of Firm: _________________________________________________________________________________________

Address: ______________________________________________________________________________________________
______________________________________________________________________________________________________
______________________________________________________________________________________________________
(Zip Code)
Area Code and Tel. No.: __________________________________________________________________________________
Name:_________________________________________________________________________________________________
(Please type or Print)
Title:__________________________________________________________________________________________________

Dated: _________, 2017

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1.	Delivery of this Notice of Guaranteed Delivery

A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth on the cover page hereof prior to the Expiration Date of the Exchange Offers. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the holders and the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that the holders use an overnight or hand delivery service, properly insured. If such delivery is by mail, it is recommended that the holders use properly insured, registered mail with return receipt requested. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see Instruction 1 of the Letter of Transmittal. No notice of Guaranteed Delivery should be sent to the Company.

2.	Signatures on this Notice of Guaranteed Delivery

If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Outstanding Notes referred to herein, the signatures must correspond with the name(s) written on the face of the Outstanding Notes without alteration, addition, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the book-entry transfer facility whose name appears on a security position listing as the owner of the Outstanding Notes, the signature must correspond with the name shown on the security position listing as the owner of the Outstanding Notes.
If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Outstanding Notes listed, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed in the name of the registered holder(s) as such name appear(s) on the Outstanding Notes without alteration, addition, enlargement or any change whatsoever, or signed as the name of the participant shown on the book-entry transfer facility’s security position listing.

If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Company, evidence satisfactory to the Company of their authority so to act must be submitted with this Notice of Guaranteed Delivery.

3.	Questions and Requests for Assistance of Additional Copies

Questions and requests for assistance with respect to the procedures for guaranteed delivery and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address set forth on the cover hereof. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offers.